NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
October 30, 2013	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2013 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and nine months ended September 30, 2013, of $5.41 million and $17.99 million, respectively. Net income available to common shareholders totaled $5.15 million, or $0.26 per diluted common share, for the quarter ended September 30, 2013. Net income available to common shareholders totaled $17.22 million, or $0.85 per diluted common share, for the nine months ended September 30, 2013. Excluding nonrecurring income and expense items, core earnings for the quarter and nine months ended September 30, 2013, totaled $6.11 million and $18.46 million, respectively.

On October 22, 2013, the Company announced that the Board of Directors approved a plan to repurchase and hold up to 3.0 million shares, or 15.1%, of its outstanding common stock at September 30, 2013. Considering the 589,849 shares in treasury at September 30, 2013, the new repurchase plan would allow the Company to repurchase approximately 2.4 million additional shares, or 11.5% of as-converted outstanding shares. Additionally, the Board of Directors declared a quarterly cash dividend to common stockholders of 12 cents ($0.12). The year 2013 marks the 28th consecutive year of cash dividends paid to stockholders. The dividend is payable on November 22, 2013, to shareholders of record on November 8, 2013.

Third Quarter 2013 Highlights –

•	The non-covered loan portfolio increased $25.85 million compared to the second quarter of 2013 and $15.73 million compared to year end 2012. This marks the second consecutive quarter non-covered loan growth has exceeded covered loan declines. The largest increases in the non-covered portfolio were single family owner occupied and owner occupied construction loans at $19.21 million and $4.07, respectively, compared to the second quarter of 2013. Growth in the non-covered portfolio was seen across all geographical areas of the Company.
•	Non-covered nonperforming loans as a percentage of total non-covered loans decreased 10 basis points to 1.87% compared with year end 2012. Non-covered nonperforming loans continue to decrease as a result of successful resolution efforts.
•	Annualized net charge-offs to average loans decreased 16 basis points to 0.42% compared with the third quarter of 2012. Year-to-date net charge-offs of $8.60 million have been largely driven by four loan relationships.
•	Tangible book value per common share increased $0.15 per share to $11.60 compared with the third quarter of 2012.
•	The Company repurchased 204,388 shares during the third quarter and another 93,032 shares during the first 29 days of October 2013.

Net Interest Income

Net interest income decreased $4.13 million, or 15.62%, to $22.33 million for the third quarter of 2013 compared with the third quarter of 2012. The tax equivalent net interest margin decreased 49 basis points to 3.99% for the third quarter of 2013 compared with 4.48% for the third quarter of 2012. Total interest income decreased $4.84 million, or 15.35%, to $26.70 million for the third quarter of 2013 compared with the third quarter of 2012. The tax equivalent yield on loans decreased 79 basis points to 5.50% and the average loan balance decreased $96.25 million, or 5.38%, to $1.69 billion for the third quarter of 2013 compared with the third quarter of 2012. The acquired Peoples Bank of Virginia (“Peoples”) and Waccamaw Bank (“Waccamaw”) portfolios declined approximately $116.59 million on average between the third quarters of 2013 and 2012 resulting in an increase in non-acquired average loan balances between the comparable quarters.

Loan interest accretion stemming from the Peoples and Waccamaw acquisitions totaled $3.47 million for the third quarter of 2013 compared to $4.71 million for the third quarter of 2012. During the third quarter of 2013, approximately $1.74 million of the $3.47 million in loan interest accretion was actual cash received on the Peoples and Waccamaw portfolios. Normalized net interest margin for the third quarters of 2013 and 2012, which excludes non-cash loan interest accretion, was 3.69% and 4.06%, respectively. Normalized yield on loans for the third quarters of 2013 and 2012 was 5.09% and 5.72%, respectively.

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Total interest expense decreased $707 thousand, or 13.93%, to $4.37 million for the third quarter of 2013 compared with the third quarter of 2012. Deposit costs decreased $456 thousand, or 22.10%, to $2.15 million for the third quarter of 2013 compared with the third quarter of 2012, reflecting an 8 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $251 thousand, or 10.15%, to $2.22 million for the third quarter of 2013 compared with the third quarter of 2012. The average rate paid on interest-bearing liabilities decreased 8 basis points to 0.90% for the third quarter of 2013 compared with the third quarter of 2012. The average balance of interest-bearing liabilities decreased $141.69 million, or 6.86%, to $1.92 billion for the third quarter of 2013 compared with the third quarter of 2012, which included a $92.98 million decrease in average interest-bearing deposits and a $48.74 million decrease in average total borrowings.

Noninterest Income

Noninterest income decreased $3.05 million, or 27.34%, to $8.11 million for the third quarter of 2013 compared with the third quarter of 2012, which included a $2.39 million out-of-period adjustment recorded during the third quarter of 2012 to correct the overstatement of charge-offs and corresponding understatement of pre-tax income for the years ended December 31, 2009, 2010, and 2011. Wealth management revenues decreased $142 thousand, or 14.13%, for the third quarter of 2013 compared with the third quarter of 2012. The Trust and Wealth Management Divisions reported $891 million in assets under management as of September 30, 2013. Service charges on deposit accounts decreased $313 thousand, or 8.04%, and other service charges and fees increased $146 thousand, or 8.95%, for the third quarter of 2013 compared with the third quarter of 2012. Insurance commissions experienced a slight decrease of $57 thousand, or 3.53%, to $1.56 million for the third quarter of 2013 compared with the same quarter of 2012. The Company realized a $39 thousand net loss on sale of securities for the third quarter of 2013, which was a decrease of $267 thousand compared to a net gain of $228 thousand for the third quarter of 2012. Amortization expense relating to the FDIC indemnification asset totaled $1.09 million during the third quarter of 2013, compared to accretion income of $131 thousand for the third quarter of 2012. Other operating income decreased $2.14 million, or 59.49%, for the third quarter of 2013 compared with the third quarter of 2012, which was primarily due to the $2.39 million out-of-period adjustment recorded during the third quarter of 2012. The Company incurred no other-than-temporary impairment charges during the third quarter of 2013, compared to $942 thousand related to a non-Agency mortgage-backed security for the third quarter of 2012.

Noninterest Expense

Noninterest expense experienced a decrease of $172 thousand to $20.15 million for the third quarter of 2013 compared with the third quarter of 2012. Salaries and employee benefits increased $220 thousand, or 2.03%, to $11.08 million for the third quarter of 2013 compared with the third quarter of 2012, which included a charge during the third quarter of 2013 to accrue for contractual executive severance of $1.07 million. Absent the one-time severance charge, salaries and employee benefits decreased $852 thousand, or 7.85%, from the third quarter of 2012. Salaries and employee benefits attributed to the Peoples and Waccamaw acquisitions totaled $1.15 million during the third quarter of 2013, which represents an increase of $231 thousand for the quarter ended September 30, 2013, compared with the same quarter of 2012. Occupancy, furniture, and equipment expense increased $279 thousand, or 10.30%, to $2.99 million for the third quarter of 2013 compared with the third quarter of 2012. Other operating expense increased $133 thousand to $5.44 million for the third quarter of 2013 compared with the third quarter of 2012. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $272 thousand for the third quarter of 2013 compared to $490 thousand for the third quarter of 2012. The efficiency ratio for the third quarter of 2013 was 60.35% compared to 52.40% for the third quarter of 2012.

Provision for Loan Losses and Asset Quality

The provision for loan losses increased $417 thousand, or 21.76%, to $2.33 million for the third quarter of 2013 and $2.22 million, or 49.84%, to $6.68 million for the nine months ended September 30, 2013, compared with the same periods of the prior year. The provision expense for the third quarter of 2013 included an $812 thousand offset to the FDIC indemnification asset to recognize the portion of losses that are expected to be reimbursed by the FDIC related to the acquisition of Waccamaw. Approximately $390 thousand, or 16.72%, of the provision was attributed to new loan production during the third quarter of 2013.

The allowance for loan losses decreased to $24.67 million at September 30, 2013, compared with $25.77 million at December 31, 2012, and $25.84 million at September 30, 2012. At September 30, 2013, $22.97 million of the allowance was attributed to the legacy portfolio while $366 thousand and $1.33 million were attributed to the acquired Peoples and Waccamaw portfolios, respectively. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses as a percentage of non-covered loans was 1.61% at September 30, 2013, compared with 1.70% at December 31, 2012, and 1.68% at September 30, 2012. For the third quarter of 2013, net charge-offs increased $317 thousand, or 24.67%, compared with the fourth quarter of 2012, and decreased $650 thousand, or 28.86%, compared with the third quarter of 2012. Annualized net charge-offs were 0.42% for the third quarter of 2013, which represents a decrease of 16 basis points compared with 0.58% for the third quarter of 2012.

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Asset quality in the non-covered portfolio continues to improve, as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 2.25% at September 30, 2013, compared to 2.52% for the same period of the prior year. Non-covered nonaccrual loans totaled $26.40 million at September 30, 2013, compared to $23.93 million at December 31, 2012, and $26.51 million at September 30, 2012. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.87% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.37%.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $29.98 million in nonaccrual loans, $82 thousand in accruing loans past due 90 days or more, $2.23 million in unseasoned, accruing troubled debt restructurings, and $12.83 million in other real estate owned at September 30, 2013. In comparison, total nonperforming assets consisted of $28.25 million in nonaccrual loans, $6.01 million in unseasoned, accruing troubled debt restructurings, and $9.00 million in other real estate owned at December 31, 2012.

Balance Sheet and Capital

Consolidated assets totaled $2.65 billion as of September 30, 2013, a decrease of $76.22 million, or 2.79%, compared with $2.73 billion at December 31, 2012. Consolidated liabilities totaled $2.30 billion as of September 30, 2013, a decrease of $70.84 million, or 2.99%, compared with $2.37 billion at December 31, 2012. Total stockholders’ equity decreased to $350.95 million as of September 30, 2013, compared with $356.32 million at December 31, 2012. Book value per as-converted common share decreased slightly to $16.75 as of September 30, 2013, compared with $16.76 as of December 31, 2012. Tangible book value per common share decreased to $11.60 as of September 30, 2013, compared with $11.66 as of December 31, 2012. Additionally, the Company repurchased 204,388 common shares at a cost of $3.19 million and paid a cash dividend of $0.12 per common share during the third quarter of 2013.

The Company significantly exceeds regulatory “well capitalized” targets as of September 30, 2013, with a total risk-based capital ratio of 17.80%, Tier 1 risk-based capital ratio of 16.55%, and a Tier 1 leverage ratio of 10.64%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

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About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.65 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-two banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $891 million as of September 30, 2013. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates seven insurance locations throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except share and per share data)	2013	2012	2013	2012
Interest income
Interest and fees on loans held for investment	$23,439	$28,275	$72,547	$68,496
Interest on securities — taxable	1,999	1,980	5,754	6,060
Interest on securities — nontaxable	1,216	1,215	3,631	3,667
Interest on deposits in banks	42	66	180	177
Total interest income	26,696	31,536	82,112	78,400
Interest expense
Interest on deposits	2,147	2,603	6,792	7,368
Interest on short-term borrowings	517	675	1,686	1,859
Interest on long-term borrowings	1,706	1,799	5,084	5,253
Total interest expense	4,370	5,077	13,562	14,480
Net interest income	22,326	26,459	68,550	63,920
Provision for loan losses	2,333	1,916	6,680	4,458
Net interest income after provision for loan losses	19,993	24,543	61,870	59,462
Noninterest income
Wealth management income	863	1,005	2,680	2,839
Service charges on deposit accounts	3,582	3,895	10,065	10,237
Other service charges and fees	1,777	1,631	5,356	4,780
Insurance commissions	1,559	1,616	4,533	4,528
Net impairment losses recognized in earnings	-	(942)	-	(942)
Net (loss) gain on sale of securities	(39)	228	191	270
FDIC indemnification asset (amortization) accretion	(1,089)	131	(4,290)	131
Other operating income	1,458	3,599	4,285	5,654
Total noninterest income	8,111	11,163	22,820	27,497
Noninterest expense
Salaries and employee benefits	11,080	10,860	31,150	27,974
Occupancy expense of bank premises	1,700	1,754	5,350	4,934
Furniture and equipment	1,288	955	3,931	2,741
Amortization of intangible assets	183	191	545	613
FDIC premiums and assessments	460	611	1,401	1,223
Merger related expense	-	645	56	4,227
Other operating expense	5,442	5,309	15,797	14,938
Total noninterest expense	20,153	20,325	58,230	56,650
Income before income taxes	7,951	15,381	26,460	30,309
Income tax expense	2,539	5,322	8,472	10,171
Net income	5,412	10,059	17,988	20,138
Dividends on preferred stock	261	220	772	786
Net income available to common shareholders	$5,151	$9,839	$17,216	$19,352

Basic earnings per common share	$0.26	$0.49	$0.86	$1.03
Diluted earnings per common share	$0.26	$0.47	$0.85	$1.00
Cash dividends per common share	$0.12	$0.11	$0.36	$0.32

Weighted average basic shares outstanding	20,008,861	20,013,264	20,013,095	18,812,516
Weighted average diluted shares outstanding	21,136,173	21,333,451	21,203,481	20,123,938

Return on average assets	0.77%	1.41%	0.86%	1.06%
Return on average common equity	6.06%	11.91%	6.71%	8.38%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands, except share and per share data)	2013	2013	2013	2012	2012
Interest Income
Interest and fees on loans held for investment	$23,439	$24,264	$24,844	$28,188	$28,275
Interest on securities — taxable	1,999	1,869	1,886	1,770	1,980
Interest on securities — nontaxable	1,216	1,207	1,208	1,216	1,215
Interest on deposits in banks	42	72	66	82	66
Total interest income	26,696	27,412	28,004	31,256	31,536
Interest Expense
Interest on deposits	2,147	2,283	2,362	2,604	2,603
Interest on short-term borrowings	517	579	590	656	675
Interest on long-term borrowings	1,706	1,688	1,690	1,860	1,799
Total interest expense	4,370	4,550	4,642	5,120	5,077
Net interest income	22,326	22,862	23,362	26,136	26,459
Provision for loan losses	2,333	3,205	1,142	1,220	1,916
Net interest income after provision for loan losses	19,993	19,657	22,220	24,916	24,543
Noninterest Income
Wealth management income	863	971	846	862	1,005
Service charges on deposit accounts	3,582	3,315	3,168	3,826	3,895
Other service charges and fees	1,777	1,793	1,786	1,682	1,631
Insurance commissions	1,559	1,308	1,666	1,215	1,616
Net impairment losses recognized in earnings	-	-	-	-	(942)
Net (loss) gain on sale of securities	(39)	113	117	213	228
FDIC indemnification asset (amortization) accretion	(1,089)	(1,662)	(1,539)	458	131
Other operating income	1,458	1,010	1,817	957	3,599
Total noninterest income	8,111	6,848	7,861	9,213	11,163
Noninterest Expense
Salaries and employee benefits	11,080	9,960	10,110	10,693	10,860
Occupancy expense of bank premises	1,700	1,795	1,855	1,938	1,754
Furniture and equipment	1,288	1,300	1,343	1,404	955
Amortization of intangible assets	183	183	179	191	191
FDIC premiums and assessments	460	469	472	389	611
Merger related expense	-	7	49	866	645
Other operating expense	5,442	4,819	5,536	6,252	5,309
Total noninterest expense	20,153	18,533	19,544	21,733	20,325
Income before income taxes	7,951	7,972	10,537	12,396	15,381
Income tax expense	2,539	2,537	3,396	3,957	5,322
Net income	5,412	5,435	7,141	8,439	10,059
Dividends on preferred stock	261	253	258	272	220
Net income available to common shareholders	$5,151	$5,182	$6,883	$8,167	$9,839

Basic earnings per common share	$0.26	$0.26	$0.34	$0.41	$0.49
Diluted earnings per common share	$0.26	$0.26	$0.34	$0.40	$0.47
Cash dividends per common share	$0.12	$0.12	$0.12	$0.11	$0.11

Weighted average basic shares outstanding	20,008,861	19,997,991	20,032,694	20,063,873	20,013,264
Weighted average diluted shares outstanding	21,136,173	21,211,531	21,264,228	21,319,665	21,333,451

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
(Amounts in thousands, except per share data)
Net income, GAAP	$5,412	$10,059	$17,988	$20,138
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	942	-	942
Net loss (gain) on sale of securities	39	(228)	(191)	(270)
Net gain on debt prepayment	-	-	(296)	-
Merger related expense	-	645	56	4,227
Prospective correction of prior period understatement	-	(2,395)	-	(2,395)
Other noncore, nonrecurring items	1,072	-	1,180	-
Total adjustments to core earnings	1,111	(1,036)	749	2,504
Tax effect	415	(392)	280	947
Core earnings, non-GAAP	$6,108	$9,415	$18,457	$21,695

Core return on average assets	0.92%	1.35%	0.92%	1.19%
Core return on average common equity	7.19%	11.39%	7.19%	9.39%
Core return on average tangible common equity	10.57%	16.65%	10.51%	13.63%
Core diluted earnings per common share	$0.29	$0.44	$0.87	$1.08

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
(Amounts in thousands)
Noninterest expense, GAAP	$20,153	$20,325	$58,230	$56,650
Non-GAAP adjustments:
Merger related expense	-	(645)	(56)	(4,227)
OREO expense and net loss	(272)	(490)	(1,067)	(1,581)
Other noncore, nonrecurring items	(1,072)	-	(1,180)	-
Adjusted noninterest expense	18,809	19,190	55,927	50,842

Net interest income, GAAP	22,326	26,459	68,550	63,920
Noninterest income, GAAP	8,111	11,163	22,820	27,497
Non-GAAP adjustments:
Tax equivalency adjustment	691	684	2,079	2,089
Net impairment losses recognized in earnings	-	942	-	942
Net loss (gain) on sale of securities	39	(228)	(191)	(270)
Net gain on debt prepayment	-	-	(296)	-
Prospective correction of prior period understatement	-	(2,395)	-	(2,395)
Other noncore, nonrecurring items	-	-	-	-
Adjusted net interest and noninterest income	31,167	36,625	92,962	91,783

Non-GAAP efficiency ratio	60.35%	52.40%	60.16%	55.39%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
(Amounts in thousands)
Cash and due from banks	$47,982	$44,307	$41,467	$50,405	$44,865
Federal funds sold	33,374	22,876	110,544	66,509	93,005
Interest-bearing deposits in banks	11,219	14,936	15,030	27,933	27,359
Total cash and cash equivalents	92,575	82,119	167,041	144,847	165,229
Securities available-for-sale	545,676	550,158	537,507	534,358	517,161
Securities held-to-maturity	567	627	816	816	816
Loans held for sale	825	4,621	2,794	6,672	4,446
Loans held for investment, net of unearned income:
Covered under loss share agreements	163,425	184,076	195,060	207,106	221,977
Not covered under loss share agreements	1,533,272	1,507,422	1,494,232	1,517,547	1,541,633
Less allowance for loan losses	(24,665)	(23,122)	(24,850)	(25,770)	(25,835)
Loans, net	1,672,857	1,672,997	1,667,236	1,705,555	1,742,221
FDIC indemnification asset	37,102	40,389	43,921	48,149	50,606
Property, plant, and equipment, net	63,526	64,085	64,812	64,868	62,191
Other real estate owned:
Covered under loss share agreements	7,381	6,407	6,911	3,255	3,553
Not covered under loss share agreements	5,450	4,743	4,439	5,749	5,957
Interest receivable	7,336	8,010	8,166	7,842	6,038
Goodwill	104,892	104,892	104,689	104,866	104,022
Intangible assets	2,976	3,159	3,344	3,522	3,713
Other assets	112,313	113,149	111,409	105,040	108,143
Total assets	$2,652,651	$2,650,735	$2,720,291	$2,728,867	$2,769,650

Deposits:
Noninterest-bearing	$353,951	$349,972	$355,918	$343,352	$335,100
Interest-bearing	374,546	354,862	377,445	353,321	360,061
Savings	527,887	513,781	513,322	500,276	496,740
Time	740,181	770,081	800,812	833,226	872,059
Total deposits	1,996,565	1,988,696	2,047,497	2,030,175	2,063,960
Interest, taxes, and other liabilities	24,653	23,019	26,740	28,816	29,538
Securities sold under agreements to repurchase	114,647	121,204	121,506	136,118	146,904
FHLB borrowings	150,000	150,000	150,000	161,558	161,558
Other borrowings	15,839	15,877	15,877	15,877	15,877
Total liabilities	2,301,704	2,298,796	2,361,620	2,372,544	2,417,837

Preferred stock	15,471	15,921	17,421	17,421	17,921
Common stock	20,478	20,447	20,343	20,343	20,309
Additional paid-in capital	215,671	215,139	213,855	213,829	213,320
Retained earnings	123,018	120,273	117,489	113,013	107,055
Treasury stock, at cost	(10,946)	(7,763)	(7,517)	(6,458)	(5,446)
Accumulated other comprehensive loss	(12,745)	(12,078)	(2,920)	(1,825)	(1,346)
Total stockholders' equity	350,947	351,939	358,671	356,323	351,813
Total liabilities and stockholders' equity	$2,652,651	$2,650,735	$2,720,291	$2,728,867	$2,769,650

Shares outstanding at period end	19,888,028	20,060,862	19,985,212	20,053,466	20,086,404
Book value per common share at period end (1)	$16.75	$16.63	$16.93	$16.76	$16.50
Tangible book value per common share at period end (2)	$11.60	$11.53	$11.83	$11.66	$11.45

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

8

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2013	2013	2013	2012	2012
Allowance for Loan Losses
Beginning balance	$23,122	$24,850	$25,770	$25,835	$26,171
Provision for loan losses charged to operations	2,333	3,205	1,142	1,220	1,916
Provision for loan losses recorded through the FDIC indemnification asset	812	-	-	-	-
Charge-offs	(1,955)	(5,006)	(2,759)	(1,717)	(2,613)
Recoveries	353	73	697	432	361
Net charge-offs	(1,602)	(4,933)	(2,062)	(1,285)	(2,252)
Ending balance	$24,665	$23,122	$24,850	$25,770	$25,835

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$26,397	$29,125	$30,076	$23,931	$26,514
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs") (1)	2,228	276	1,596	6,009	121
Total non-covered nonperforming loans	28,625	29,401	31,672	29,940	26,635
Other real estate owned ("OREO") not covered under FDIC loss share agreements	5,450	4,743	4,439	5,749	5,957
Total non-covered nonperforming assets	$34,075	$34,144	$36,111	$35,689	$32,592
Covered Loans
Nonaccrual loans	$3,579	$3,889	$4,567	$4,323	$2,849
Accruing loans past due 90 days or more	82	-	-	-	-
Total covered nonperforming loans	3,661	3,889	4,567	4,323	2,849
OREO covered under FDIC loss share agreements	7,381	6,407	6,911	3,255	3,553
Total covered nonperforming assets	11,042	10,296	11,478	7,578	6,402
Total nonperforming assets	$45,117	$44,440	$47,589	$43,267	$38,994

Performing TDRs (2)	$9,697	$10,927	$10,272	$6,038	$6,742
Total TDRs (3)	$11,925	$11,203	$11,868	$12,047	$6,863

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.87%	1.95%	2.12%	1.97%	1.73%
Nonperforming assets to total assets	1.37%	1.39%	1.43%	1.42%	1.28%
Allowance for loan losses to nonperforming loans	86.17%	78.64%	78.46%	86.07%	97.00%
Allowance for loan losses to non-covered total loans	1.61%	1.53%	1.66%	1.70%	1.68%
Annualized net charge-offs to average loans	0.42%	1.31%	0.56%	0.34%	0.58%
Including covered assets
Nonperforming loans to total loans	1.90%	1.97%	2.15%	1.99%	1.67%
Nonperforming assets to total assets	1.70%	1.68%	1.75%	1.59%	1.41%
Allowance for loan losses to nonperforming loans	76.40%	69.46%	68.57%	75.21%	87.62%
Allowance for loan losses to total loans	1.45%	1.37%	1.47%	1.49%	1.46%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Selected Ratios
Return on average assets	0.77%	0.78%	1.03%	1.19%	1.41%
Return on average common equity	6.06%	5.97%	8.11%	9.59%	11.91%
Net interest margin	3.99%	4.07%	4.15%	4.49%	4.48%
Non-GAAP efficiency ratio quarter-to-date	60.35%	60.60%	59.55%	57.43%	52.40%
Non-GAAP efficiency ratio year-to-date	60.16%	60.07%	59.55%	55.96%	55.39%
Total equity to total assets	13.23%	13.28%	13.19%	13.06%	12.70%
Average earning assets to average assets	86.51%	86.72%	86.96%	86.87%	87.02%
Average loans to average deposits	85.13%	84.33%	84.98%	85.71%	87.88%

(Amounts in thousands)
Average Balances
Loans	$1,694,243	$1,692,248	$1,706,296	$1,745,584	$1,790,489
Investment securities	548,283	548,101	545,497	519,798	528,126
Earning assets	2,287,785	2,323,517	2,350,686	2,376,805	2,408,442
Total assets	2,644,632	2,679,295	2,703,029	2,736,037	2,767,790
Total deposits	1,990,163	2,006,626	2,007,840	2,036,697	2,037,467
Interest-bearing deposits	1,641,007	1,662,446	1,675,654	1,699,991	1,733,987
Borrowings	281,250	289,289	309,333	314,645	329,958
Interest-bearing liabilities	1,922,257	1,951,735	1,984,987	2,014,636	2,063,945
Stockholders' equity	352,993	365,217	361,549	356,812	347,637
Tax equivalent net interest income	23,017	23,555	24,057	26,832	27,139

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended September 30,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,694,243	$23,476	5.50%	$1,790,489	$28,305	6.29%
Securities available-for-sale	547,686	3,857	2.79%	525,151	3,819	2.89%
Securities held-to-maturity	597	12	7.97%	2,975	26	3.48%
Interest-bearing deposits	45,259	42	0.37%	89,827	65	0.29%
Total earning assets	2,287,785	27,387	4.75%	2,408,442	32,215	5.32%
Other assets	356,847			359,348
Total assets	$2,644,632			$2,767,790

Liabilities
Interest-bearing deposits
Demand deposits	$362,548	$58	0.06%	$335,299	$49	0.06%
Savings deposits	520,884	142	0.11%	500,761	171	0.14%
Time deposits	757,575	1,947	1.02%	897,927	2,384	1.06%
Total interest-bearing deposits	1,641,007	2,147	0.52%	1,733,987	2,604	0.60%
Borrowings
Retail repurchase agreements	65,382	34	0.21%	88,484	120	0.54%
Wholesale repurchase agreements	50,000	473	3.75%	58,195	544	3.72%
FHLB advances and other borrowings	165,868	1,716	4.10%	183,279	1,808	3.92%
Total borrowings	281,250	2,223	3.14%	329,958	2,472	2.98%
Total interest-bearing liabilities	1,922,257	4,370	0.90%	2,063,945	5,076	0.98%
Noninterest-bearing demand deposits	349,156			303,480
Other liabilities	20,226			25,728
Total liabilities	2,291,639			2,393,153
Stockholders' equity	352,993			347,637
Total liabilities and stockholders' equity	$2,644,632			$2,740,790
Net interest income, tax equivalent		$23,017			$27,139
Net interest rate spread (3)			3.85%			4.34%
Net interest margin (4)			3.99%			4.48%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Nine Months Ended September 30,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,697,533	$72,671	5.72%	$1,566,550	$68,610	5.85%
Securities available-for-sale	546,603	11,297	2.76%	496,854	11,547	3.10%
Securities held-to-maturity	700	43	8.21%	3,228	155	6.41%
Interest-bearing deposits	75,577	180	0.32%	66,579	177	0.36%
Total earning assets	2,320,413	84,191	4.85%	2,133,211	80,489	5.04%
Other assets	355,025			302,136
Total assets	$2,675,438			$2,435,347

Liabilities
Interest-bearing deposits
Demand deposits	$359,439	$173	0.06%	$305,055	$123	0.05%
Savings deposits	514,447	444	0.12%	439,451	400	0.12%
Time deposits	785,690	6,176	1.05%	751,167	6,846	1.22%
Total interest-bearing deposits	1,659,576	6,793	0.55%	1,495,673	7,369	0.66%
Borrowings
Federal funds purchased	-	-	0.00%	654	2	0.41%
Retail repurchase agreements	71,476	240	0.45%	78,472	343	0.58%
Wholesale repurchase agreements	52,521	1,416	3.60%	54,145	1,482	3.66%
FHLB advances and other borrowings	169,190	5,113	4.04%	174,627	5,284	4.04%
Total borrowings	293,187	6,769	3.09%	307,898	7,111	3.08%
Total interest-bearing liabilities	1,952,763	13,562	0.93%	1,803,571	14,480	1.07%
Noninterest-bearing demand deposits	341,903			279,987
Other liabilities	20,882			24,241
Total liabilities	2,315,548			2,107,799
Stockholders' equity	359,890			327,548
Total liabilities and stockholders' equity	$2,675,438			$2,435,347
Net interest income, tax equivalent		$70,629			$66,009
Net interest rate spread (3)			3.92%			3.97%
Net interest margin (4)			4.07%			4.13%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12